EXHIBIT 10.1
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                             FIRST AMENDMENT TO THE
                             SUBSCRIPTION AGREEMENT
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         This First Amendment to the Subscription Agreement (the "Subscription
Agreement") is made as of the 15th day of September, 2003 by and between Avenue Group, Inc., a corporation organized under the laws of the State of Delaware (the "Company") and the Shaya Boymelgreen Trust (the "Purchaser").

                                    RECITALS
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         A. The Company and Purchaser entered into a Subscription Agreement dated as of April 15, 2003, wherein Purchaser subscribed to purchase two convertible promissory notes from the Company, in the original principal amount of Three Hundred Thousand Dollars ($300,000.00) (the "Initial Note") and One Million Dollars ($1,000,000.00) (the "Second Note"), respectively. Pursuant to the Subscription Agreement, the Initial Note was payable as of the date of execution of the Subscription Agreement (the "Initial Payment") and the Second Note was payable within thirty (30) days of the date of execution of the Subscription Agreement (the "Final Payment").

         B. Simultaneously with the execution of the Subscription Agreement, Purchaser paid and delivered to the Company the Initial Payment and received the Initial Note.

         C. Subsequent to the execution of the Subscription Agreement, certain disputes arose between the parties thereunder.

         D. Purchaser paid and delivered Five Hundred Thousand Dollars ($500,000.00) to the Company in August 2003 as partial payment of the Final Payment.

         E. The parties now wish to resolve the disputes and amend the Subscription Agreement to provide for (i) payment of Five Hundred Thousand Dollars ($500,000.00) by the Purchaser to the Company on or before September 10, 2003 (the "Effective Date"); (ii) the cancellation of the Initial Note and,
(iii) the issuance of a new note by the Company to Purchaser in the amount of One Million, Three Hundred Thousand Dollars ($1,300,000.00) attached hereto as Exhibit A (the "Note"), which shall contain terms and conditions substantially identical to the Initial Note except that the Note shall be immediately convertible into shares of the Company's common stock at $.15 per share.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

     1. The first paragraph of the Subscription Agreement is hereby amended to read:

          "This Subscription Agreement is made by and between Avenue Group, Inc. (the "Seller" or the "Company") and Shaya Boymelgreen Trust, located at 535 Dean Street, Suite 908 Brooklyn, New York, 11217 (the "Purchaser"), as of this 5th day of September, 2003 (the "Execution Date") who is subscribing hereby to purchase a convertible promissory note from the Seller, in the original principal amount of One Million, Three Hundred Thousand Dollars ($1,300,000.00) (the "Note"), payable as follows: (i) Five Hundred Thousand Dollars ($500,000.00), receipt of which is hereby acknowledged by the Company, (ii) Five Hundred Thousand Dollars ($500,000.00) payable on or before the Effective Date (together, the "Cash Payment"), and (iii) Purchaser shall cancel and tender to the Company the Initial Note (the Cash Payment and cancellation and tender of the Initial Note shall be collectively referred to herein as the "Purchase Price").

     2.   Paragraph A of the Subscription Agreement is hereby amended to read:

          "The Purchaser hereby subscribes to purchase the Note for the Purchase Price (the "Subscription"). On or before the Effective Date Purchaser will pay and deliver to the Seller the Purchase Price. On or before the Effective Date, the Initial Note shall be tendered to the Company marked "cancelled" (the "Payment"). Upon delivery of the executed Subscription Agreement to the Seller, the Purchaser's commitment to pay and deliver the Purchase Price is irrevocable and cannot be withdrawn. Notwithstanding the foregoing, the determination to accept or reject this Subscription shall be in the sole discretion of the Seller and without any input from any Purchaser or any representative, agent or advisor of the Purchaser."

     3.   Paragraph B.1.(b) is hereby amended to read:

          "The Purchaser has been furnished with, acknowledges receipt of and has carefully read the following documents, which the Company has filed with the SEC:

               (i) Form 10-KSB Report for the Year Ended December 31, 2002 (the "Form 10-KSB Report");

               (ii) Form 10-QSB Report for the Quarter Ended June 30, 2003 (the "Form 10-QSB Report");

               (iii) Form 8-K Report filed June 12, 2003; and

               (iv) Form 8-K Report filed August 8, 2003."

     4. All references in the Subscription Agreement to "Notes" shall be changed to "Note."

     5. The Purchaser hereby agrees to deliver to the Company the Initial Note marked "cancelled" on or before the Effective Date.


     6. Purchaser hereby represents to the Company that all of the Purchaser's representations contained in the Subscription Agreement and Appendix attached thereto remain true and correct as though made as of the date hereof.

     7. Except as amended in paragraphs one through six above, the Subscription Agreement remains in full force and effect and has not been modified in any way.

     IN WITNESS WHEREOF, the parties hereto have agreed to this First Amendment this 15th day of September, 2003.

"COMPANY"                                          "PURCHASER"

Avenue Group, Inc.
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a Delaware corporation                             SHAYA BOYMELGREEN TRUST

By: /s/ Jonathan Herzog                            By: /s/ Shaya Boymelgreen
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Its:  Executive Vice President                     Its: Trustee